AMENDMENT TO THE

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

LONG-TERM INCENTIVE PLAN

THIS AMENDMENT TO the CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. LONG-TERM INCENTIVE PLAN (this “Amendment”) is made and adopted by Consolidated Communications Holdings, Inc., a Delaware corporation (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Consolidated Communications Holdings, Inc. Long-Term Incentive Plan (as amended and restated effective February 21, 2021, the “Plan”);

WHEREAS, pursuant to Section 17.1 of the Plan, the Plan may be amended by the Board of Directors of the Company (the “Board”) from time to time to the extent that the Board deems necessary or appropriate, subject to the terms of the Plan; and

WHEREAS, the Board has adopted this Amendment, subject to approval by the stockholders of the Company within twelve months following the date of such action.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows, subject to approval by the stockholders of the Company within 12 months following the date of Board adoption of this Amendment:

1.	Section 3.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“3.1 Shares Reserved.  The total number of shares of Stock available for Grants under the Plan shall be 15,330,000.”

2.	The last sentence of Section 3.4 of the Plan is hereby amended and restated in its entirety to read as follows:

“No more than 15,330,000 shares of Stock shall be issued in connection with the exercise of ISOs.”

3.	Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“4.1 Effective Date. The Plan was initially approved by the stockholders of the Company, and became effective, as of July 21, 2005 and most recently was amended and restated effective as of February 21, 2021. The Plan is further amended, effective as of February 26, 2023, subject to approval by the stockholders of the Company within 12 months following such date.

4.	This Amendment shall be and is hereby incorporated in and forms a part of the Plan; provided that the Amendment shall be subject to approval by the stockholders of the Company within 12 months of the date hereof.
5.	Except as expressly provided herein, all other terms and provisions of the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, I hereby certify that this Amendment was duly adopted by the Board of Directors of Consolidated Communications Holdings, Inc. on February 26, 2023 and was approved by the stockholders of Consolidated Communications Holdings, Inc. on May 1, 2023.

Consolidated Communications Holdings, Inc.

/s/ J. Garrett Van Osdell

By: J. Garrett Van Osdell

Chief Legal Officer and Secretary

Date: May 1, 2023